                                                                    Exhibit 3.93

STATE OF DELAWARE    )
                     ) ss,
NEW CASTLE COUNTY    )

         I, Leo J. Dugan, Jr., Recorder of Deeds for New Castle County,
Delaware, do hereby certify that Certified Copy of Certificate of Incorporation of "KLEIN ASSOCIATES INC." was received for record in this office on November 3,
1969 and the same appears of record in the Recorder's Office for said County.

         Witness my hand and Official Seal, this third day of November, A.D,
1969.

                                         ---------------------------------------
                                         Recorder.

                          CERTIFICATE OF INCORPORATION

                                       OF

                              KLEIN ASSOCIATES INC.

         1. The name of the corporation is

                              KLEIN ASSOCIATES INC.

         2. The address of its registered office in the State of Delaware is No.
100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. The nature of the business or purposes to be conducted or promoted is:

         To conduct undersea search and survey; to develop, manufacture, sell and lease, magnetic, optical, electrical and mechanical equipment; to engage in research and consulting; to purchase and sell electronic and related equipment;
to design, construct, manufacture, sell and lease marine, submarine and other vehicles; to maintain testing and standards facilities; to manufacture and sell machine and/or mechanical parts, and electrical and electronic components; and
to design, manufacture, sell and lease recording apparatus and related parts and supplies.

         To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

         To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

         To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes copyrights, trademarks and trade names, relating to or useful in connection with any business of this corporation.

         To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and

                                       2

privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

         To borrow or raise moneys for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

         To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of the corporation's property and assets, or any interest therein, wherever situated.

         In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of
Delaware or by this Certificate of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the corporation.

         The business and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this certificate of incorporation, but the business and purposes specified in each of the foregoing clauses of this article shall be regarded as independent business and purposes.

         4. The total number of shares of stock which the corporation shall have authority to issue is one hundred fifty thousand (150,000) and the par value of each of such shares is One Cent ($0.01) amounting in the aggregate to Fifteen
Hundred Dollars ($1,500.00).

         5A. The name and mailing address of each incorporator is as follows:

NAME                                MAILING ADDRESS
----                                ----------------
B. J. Consono                       100 West Tenth Street
                                    Wilmington, Delaware

F. J. Obara, Jr.                    100 West Tenth Street
                                    Wilmington, Delaware

J. L. Rivera                        100 West Tenth Street
                                    Wilmington, Delaware

                                       2

         5B. The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

NAME                                MAILING ADDRESS
----                                ---------------
Martin Klein                        Route 111, R.F.D. #2
                                    Salem, New Hampshire

Muriel Jacobs                       334 Collins Avenue
                                    Mount Vernon, New York

Joseph A. Louis                     334 Collins Avenue
                                    Mount Vernon, New York

         6. The corporation is to have perpetual existence.

         7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

         To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

         To set apart out of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

         By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation.
The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or by-laws, expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

         When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good

                                       3

will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

         8. In the absence of fraud, no contract or other transaction between this corporation and any other corporation or any partnership or association shall be affected or invalidated by the fact that any director or officer of this corporation is pecuniarily or otherwise interested in or is a director, member or officer of such other corporation or of such firm, association or partnership or is a party to or is pecuniarily or otherwise interested in such contract or other transaction or in any way connected with any person or persons, firm, association, partnership, or corporation pecuniarily or otherwise interested therein; any director may be counted in determining the existence of a quorum at any meeting of the board of directors of this corporation for the purpose of authorizing any such contract or transaction with like force and effect as if he were not so interested, or were not a director, member or officer of such other corporation, firm, association or partnership.

         9. Meetings of stockholders may be held within or without the State of
Delaware, as the by-laws may provide. The books of the corporation may be kept
(subject to any provision contained in the statutes) outside the State of
Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

         10. The corporation shall indemnify its officers and directors to the extent permitted by the General Corporation Law of Delaware.

         11. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                       4

         WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General
Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 31st day of
October, 1969.

                                                B. J. Consono
                                           -----------------------

                                                F. J. Obara, Jr.
                                           -----------------------

                                                J. L. Rivera
                                           -----------------------

                                       5

STATE OF DELAWARE          )
                           ) ss:
COUNTY OF NEW CASTLE       )

         BE IT REMEMBERED that on this 31st day of October A.D. 1969, personally came before me, a Notary Public for the State of Delaware, B. J. Consono, F. J.
Obara, Jr. and J. L. Rivera, all of the parties to the foregoing certificate of incorporation, known to me personally to be such, and severally acknowledge the said certificate to be the act and deed of the signers respectively and that the facts stated therein are true.

         GIVEN under my hand and seal of office the day and year foresaid.

                                             A. Dana Atwell
                                   -----------------------------------
                                             Notary Public

                                       A. DANA ATWELL
                                       NOTARY PUBLIC
                                       APPOINTED OCT. 27, 1969
                                       STATE OF DELAWARE
                                       TERM TWO YEARS

                                STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

         I, Eugene Bunting, Secretary of the State of the State of Delaware, do
hereby certify that the above and foregoing is a true and correct copy of
Certificate of Incorporation of the "KLEIN ASSOCIATES INC.", as received and filed in this office the third day of November, A.D. 1969, at 2 o'clock P.M.

         IN TESTIMONY WHEREOF, I have hereunder set my hand and official seal at
Dover this third day of November in the year of our Lord one thousand nine hundred and sixty-nine.

                                                  ------------------------------
                                                              Secretary of State

                                                  ------------------------------
                                                        Ass't Secretary of State

                                    DELAWARE
                                                                          PAGE 1
                                 The First State

         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE,
DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF
AMENDMENT OF "KLEIN ASSOCIATES INC.", CHANGING ITS NAME FROM "KLEIN ASSOCIATES
INC." TO "L-3 COMMUNICATIONS KLEIN ASSOCIATES, INC.", FILED IN THIS OFFICE ON
THE THIRTY-FIRST DAY OF OCTOBER, A.D. 2003, AT 11:50 O'CLOCK A.M.

         A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE
COUNTY RECORDER OF DEEDS.

                                     -------------------------------------------
                                     Harriet Smith Windsor, Secretary of State

0732415 8100                                            AUTHENTICATION:  2723092

030700424                                                        DATE:  10-31-03

                                                         State of Delaware
                                                         Secretary of State
                                                      Division of Corporations
                                                   Delivered 12:00 PM 10/31/2003
                                                     FILED 11:50 AM 10/31/2003
                                                    SRV 030700424 - 0732415 FILE

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              KLEIN ASSOCIATES INC.

                    (Pursuant to Sections 242 and 228 of the
                General Corporation Law of the State of Delaware)

    ------------------------------------------------------------------------

         Christopher C. Cambria hereby certifies that:

         1. He is the Vice President and Secretary of Klein Associates Inc., a
Delaware corporation (the "Corporation").

         2. Article I of the Certificate of Incorporation of the Corporation is
hereby amended to read in full as follows:

         "l. The name of the corporation (hereinafter called the "Corporation")
is L-3 Communications Klein Associates, Inc."

         3. The foregoing amendment of the Certificate of Incorporation of the
Corporation has been duly approved by the Board of Directors of the Corporation.

         4. The foregoing amendment of the Certificate of Incorporation of the
Corporation has been duly approved by the required vote of shareholders entitled to vote on such matter, pursuant to and in accordance with Sections 242 and 228 of the General Corporation Law of the State of Delaware. The total number of shares entitled to vote on the foregoing matter is 820,900 shares of Common
Stock. The number of outstanding shares voting in favor of the foregoing amendment was 820,900 (100%), which equaled or exceeded the vote required. The percentage vote required to approve the foregoing amendment of the Certificate of Incorporation of the Corporation was a majority of the outstanding shares of
Common Stock.

         I further declare under penalty of perjury under the laws of the State of Delaware that the matters set forth in this Certificate of Amendment are true and correct of my own knowledge.

Dated: October 30, 2003

                            -----------------------------------
                            Christopher C. Cambria, Vice President and Secretary